FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), dated as of April 19, 2016, is entered into by and among White Oak Global Advisors, LLC, a Delaware limited liability company, as Agent (“Agent”), the Lenders party hereto comprising each of the Lenders under the Loan Agreement referred to below (each, “Lender” and collectively, “Lenders”), and Hansen Medical, Inc., a Delaware corporation (“Borrower”), with reference to the following facts:

R E C I T A L S

A. Agent, Lenders and Borrower are parties to an Amended and Restated Loan and Security Agreement, dated as of August 23, 2013 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, including to the extent applicable, as amended and modified by this Amendment, the “Loan Agreement”) and other Loan Documents, pursuant to which Lenders have provided Borrower a senior-secured term loan credit facility in the aggregate original principal amount of $33,000,000.

B. The Specified Events of Default have occurred and are continuing or with the passage of time will occur.

C. Borrower requests that Agent and Lenders (i) forbear from exercising their rights and remedies in respect of the Specified Events of Default, and (ii) consent to the below defined Announced Transaction, each of which Agent and Lenders are willing to agree to pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Loan Agreement. In addition, as used herein, the following terms shall have the following meanings.

(a) “Agreement” has the meaning ascribed to such term in the preamble of this Agreement.

(b) “Announced Transaction” means a merger transaction with respect to the sale of the equity of Borrower, for which the definitive documents shall include an affirmative obligation to repay the Obligations in full.

(c) “Announced Transaction Closing Date” is the Forbearance Termination Date.

(d) “Announced Transaction Default” means either: (i) at any time, Borrower ceases or suspends the diligent and active pursuit of the Announced Transaction, or (ii) at any time, facts exist that would make Borrower unable or prevent Borrower from consummating the Announced Transaction on or prior to the Forbearance Expiration Date.

(e) “Blocked Account” means the deposit account maintained by Borrower at Silicon Valley Bank, Account No. 3301035597, which deposit account is subject to a Deposit Account Control Agreement, dated as of August 23, 2013, among Debtor, Agent and Silicon Valley Bank.

(f) “Claims” have the meaning ascribed to such term in Section 4.3(a) of this Agreement.

(g) “Credit Extensions” mean, collectively and each individually, any loans, advances, extensions of credit, or any other financial accommodation by any Agent or Lender to, on behalf of, or for the benefit of Borrower as permitted under the Loan Agreement, including without limitation protective advances, or otherwise.

(h) “Forbearance” means Agent and each Lender’s agreement to forbear from exercising Lenders’ Default Rights and Remedies in respect of the Specified Events of Default; provided, however, this Forbearance does not include or restrict the Lenders’ Exercised Rights and Remedies.

(i) “Forbearance Conditions Precedent” mean, collectively and each individually, the conditions set forth in Section 6.1 of this Agreement.

(j) “Forbearance Effective Date” means the date on which all of the Forbearance Conditions Precedent have been satisfied (or expressly waived by Agent in writing in their sole discretion).

(k) “Forbearance Expiration Date” means August 17, 2016.

(l) “Forbearance Period” means the period from the Forbearance Effective Date through the Forbearance Termination Date.

(m) “Forbearance Prepayment” means the payment by Borrower to Agent, for the benefit of Agent and Lenders, in the amount of $5,000,000, which payment is to be made from the funds held in the Blocked Account and which payment is to constitute a prepayment of the Term Loan under Section 2.2(b)(ii) of the Loan Agreement and shall be applied to reduce the Obligations, including the applicable Make Whole Amount, as provided in that section.

(n) “Forbearance Termination Date” means the earliest to occur of (i) the Forbearance Expiration Date, (ii) the date on which Borrower breaches or is in default of any of the covenants and agreements in this Agreement, including without limitation, an Announced Transaction Default, (iii) the date on which a breach, Default or Event of Default under the Loan Agreement or a breach, default or event of default under any other Loan Document, other than the Specified Events of Default, occurs, (iv) the date that any Lien purported to be in favor of Agent, for the benefit of Agent and Lenders, with respect to the Collateral ceases to be in full force and effect, and (v) the date on which Borrower takes an act that has the effect or consequence of denying, disaffirming or challenging the Obligations, Liens in favor of Agent or any Lender, any Loan Document, any Lenders’ Default Right and Remedy, or any other right, remedy, protection, benefit, interest or priority in favor of Agent or any Lender.

(o) “Lenders’ Default Rights and Remedies” mean, collectively, Agent and Lenders’ available rights and remedies under the Loan Agreement or any other Loan Documents, at law or in equity, upon the occurrence of a breach, default or event of default under one or more of the Loan Documents.

(p) “Lenders’ Exercised Rights and Remedies” mean Agent and Lenders’ right to charge interest at the rate applicable after the occurrence of an Event of Default effective and commencing upon the first occurrence of the Specified Events of Default.

(q) “Loan Agreement” has the meaning ascribed to such term in the recitals of this Agreement.

(r) “Loan Documents” means, collectively and each individually, the “Loan Documents” as defined in the Loan Agreement, this Agreement, and any and all other agreements, documents or instruments executed in connection therewith and herewith, each and all as amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

(s) “Obligor(s)” means, collectively and each individually, Borrower and all other obligors who are obligated or liable for payment and satisfaction of the Obligations owed to Agent or any Lender.

(t) “Professional Fees” mean the fees and costs charged by or owed to attorneys, consultants, accountants, appraisers, professionals, agents and other service providers incurred by Agent or any Lender.

(u) “Releasee(s)” has the meaning ascribed to such term in Section 4.3(a) of this Agreement.

(v) “Releasor(s)” has the meaning ascribed to such term in Section 4.3(a) of this Agreement.

(w) “Specified Events of Default” mean the Events of Default as set forth on Schedule 1.1(w).

SECTION 2. ACKNOWLEDGMENTS

2.1 Acknowledgments. Borrower acknowledges, confirms, reaffirms, ratifies, approves and agrees to each of the following:

(a) Obligations. All Obligations, including the principal indebtedness, interest at either the rate in effect before or after a default (as applicable), fees, costs, expenses and other charges, including without limitation Professional Fees, now or hereafter payable by Borrower to Agent or Lenders pursuant to the Loan Agreement and the other Loan Documents (a) are unconditionally due and owing by Borrower to Agent and Lenders, without offset, recoupment, defense or counterclaim, under contract, at law or in equity, of any kind, nature or description, (b) are immediately due and payable to Agent and Lenders, in full, in cash, (c) are subject to full and complete payment upon demand by Agent, and (d) upon the first occurrence of the Specified Events of Default, Agent and Lenders had and have the present right to declare the Obligations to be immediately due and payable under the terms of the Loan Agreement and the other Loan Documents and to exercise any or all of its Lenders’ Default Rights and Remedies.

(b) Amount of Obligations. As of April 19, 2016, the Obligations owed by Borrower to Agent and Lenders are not less than the amount of $34,560,768.34 plus additional accrued and unpaid interest, expenses (including Professional Fees), Make Whole Amounts, fees and other charges due and chargeable under the Loan Documents.

(c) Security Interests. Agent, for the benefit of Agent and the Lenders, has and continues to have a valid, enforceable, perfected and unavoidable first-priority Lien (subject to Permitted Liens) in and on the Collateral and all other collateral granted to Agent and Lenders pursuant to the Loan Documents or otherwise granted to or held by Agent and Lenders.

(d) Loan Documents. (a) The Loan Agreement and each of the other Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower to Agent or any Lender, and each such document is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrower under the Loan Agreement, the other Loan Documents, and this Agreement constitute legal, valid and binding obligations and agreements of Borrower, enforceable against Borrower in accordance with their respective terms, and Borrower has no valid defense to the enforcement of the Loan Documents, or this Agreement, and (c) Agent and each Lender is entitled to assert, enforce and exercise the rights, remedies, benefits and protections provided in the Loan Agreement, the other Loan Documents, at law and in equity, including without limitation the Lenders’ Default Rights and Remedies.

(e) Defaults. Each of the Specified Events of Default (i) has occurred and continues or with the passage of time will or is expected to occur, (ii) constitutes an Event of Default under the Loan Agreement and the other Loan Documents, (iii) is material and accurate, (iv) entitles Agent and each Lender, without further notice or act, to enforce and exercise Lenders’ Default Rights and Remedies, and (v) has not been waived by Agent or Lenders, in whole or in part, at any time, or by virtue of this Agreement or the transactions contemplated hereby.

(f) Agent and Lenders’ Performance. Agent and each Lender (a) has fully performed all of the obligations that Agent and each Lender is required to perform under the Loan Agreement and the other Loan Documents, (b) has no obligation to make any Credit Extensions or provide other financial accommodation to, on behalf of, or for the benefit of Borrower under the Loan Agreement or any other Loan Document, at law or in equity, (c) has no obligation to forbear from enforcing or exercising its available Lenders’ Default Rights and Remedies or to extend the Forbearance Period beyond the date set forth in this Agreement, (d) has not represented that any Lender will make any further Credit Extensions to or for the benefit of Borrower, (e) may, at its option and in its sole and absolute discretion, agree to may make Credit Extensions notwithstanding the Specified Events of Default, (f) has complied and performed with all notice requirements contained in the Loan Agreement and other Loan Documents in connection with the Specified Events of Default, and the exercise of any right or remedy with respect thereto (or, by virtue of this Agreement, is deemed to have complied with any and all such notice requirements), without exception, and (g) has exercised and has taken all acts necessary to effectively exercise the Lenders’ Exercised Rights and Remedies.

SECTION 3. FORBEARANCE TERMS – AGENT AND LENDERS

3.1 Forbearance. In reliance upon the representations, warranties, covenants and agreements of Borrower in this Agreement, and subject to the terms and conditions of this Agreement, including satisfaction of the Forbearance Conditions Precedent, and any documents or instruments executed in connection herewith, Agent, on behalf of Agent and Lenders, agrees to the Forbearance during the Forbearance Period.

3.2 Forbearance Termination. On the Forbearance Termination Date, the Forbearance pursuant to this Agreement terminates automatically and without any further action or notice by Agent, any Lender or any other party, and be of no further force and effect, at which time Agent and Lenders are entitled immediately to exercise any and all Lenders’ Default Rights and Remedies, including without limitation, exercising rights with respect to and foreclosing upon all or any portion of the Collateral and restricting or prohibiting the use of or offsetting, deducting and applying any funds in the Blocked Account, at Agent’s sole and absolute option, timing and discretion.

3.3 Reservation of Rights. Notwithstanding the Forbearance or Agent and Lenders’ execution of this Agreement, or any delay by Agent or any Lender with respect to the exercise of any Lenders’ Default Rights and Remedies, Agent and Lenders have not waived, and by this Agreement, is not waiving, and otherwise expressly reserves:

(a) The Specified Events of Default and any other breach, Default, Event of Default under the Loan Agreement or any breach, default or event of default under any other Loan Document that may exist or be continuing on the date hereof or that may occur after the date hereof (whether the same or similar to the Specified Events of Default or otherwise);

(b) Lenders’ Default Rights and Remedies and the exercise or enforcement of any of Lenders’ Default Rights and Remedies, whether immediately or at any time, at Agent and Lenders’ option and sole and absolute discretion, with respect to any beach, default or Event of Default under the Loan Agreement or breach, default or event of default under any other Loan Document, whether known or unknown to Agent or any Lender, that has occurred or may occur in the future; and

(c) The Obligations and the existence, extent, validity, priority of any Lien in favor of Agent, for the benefit of Agent and Lenders.

3.4 No Course of Conduct. This Agreement and the Forbearance contemplated hereby are not intended and are not to be construed as establishing a custom or a course of dealing or conduct between Borrower, any other Obligor, on the one hand, and Agent and Lenders, on the other hand.

3.5 Consent to Announced Transactions. Upon the Forbearance Effective Date, Agent and Lenders hereby consent to the Announced Transaction and waive the covenants in Sections 7.2 and 7.3 of the Loan Agreement with respect to the Announced Transaction.

SECTION 4. FORBEARANCE COVENANTS.

4.1 Forbearance Covenants – Borrower. In addition to and without limiting the terms, conditions, covenants and obligations of Borrower pursuant to the Loan Documents, Borrower covenants and agrees as follows:

(a) Forbearance Payments. Borrower shall pay to Agent the following payments on account of the Obligations owed by Borrower to Agent and Lenders:

(i) Within one Business Day after the date Borrower executes this Agreement, Borrower shall pay to Agent, for the benefit of Agent and Lenders, the Forbearance Prepayment from the funds held in the Blocked Account, and

(ii) On or before the Forbearance Expiration Date, the amount equal to the balance of all remaining Obligations (including all applicable Make Whole Amounts) owed by Borrower to Agent and Lenders at that time.

(b) Announced Transaction. At all times, Borrower shall diligently pursue the Announced Transaction, and (ii) on or before the Announced Transaction Closing Date, (A) consummate the Announced Transaction and (B) pay and satisfy all Obligations owed by Borrower to Agent and Lenders in full in cash on or before the Announced Transaction Closing Date.

(c) Announced Transaction Reporting. At such times as reasonably requested by Agent, but not less than once each week, representatives of Borrower shall participate in a conference call with representatives of Agent to advise of the status of efforts relating to the Announced Transaction.

4.2 Tolling. Borrower covenants and agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that Agent or any Lender may be entitled to assert, take or bring with respect to the Lenders’ Default Rights and Remedies, are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

4.3 Release.

(a) In consideration of the agreements of Agent, on behalf of Agent and Lenders, contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Borrower and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and each of their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, and each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever that arises at any time on or before the day and date of this Agreement for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto or hereunder.

(b) It is the intention of Borrower that this Agreement and the release set forth above shall constitute a full and final accord and satisfaction of all claims that Releasors may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, Borrower, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Agreement and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with section 1542 of California Civil Code:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Borrower, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under section 1542 to the full extent that it may lawfully waive such rights and benefits, and Borrower, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.

(c) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding that may be instituted, prosecuted or attempted in breach of the provisions of such release.

(d) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(e) Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 4.3(a) of this Agreement. If Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, Borrower, for itself and each other Releasor, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

SECTION 5. REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows:

(a) Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as the case may be;

(b) Authority. Borrower has the power and authority to execute, deliver and perform its obligations under this Agreement;

(c) Authorization. Borrower’s execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person, other than those that have been made or obtained and are in full force and effect;

(d) Binding Obligation This Agreement constitutes Borrower’s legal, valid and binding obligation enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law);

(e) No Further Default. Both immediately prior to giving effect hereto and immediately thereafter, no Default or Event of Default other than the Specified Events of Default has occurred and is continuing under the Loan Agreement or the other Loan Documents or would result from this Agreement becoming effective in accordance with its terms;

(f) Representation. Other than any representation or warranty that would be untrue solely as a result of the existence of a Specified Event of Default, all of the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (or in all respects, to the extent such representation and warranty is already qualified by materiality or other similar qualifier) as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty is true and correct in all material respects (or in all respects, to the extent such representation and warranty is already qualified by materiality or other similar qualifier) as of such date; and

(g) Further Events of Default. It shall constitute an immediate Event of Default if any acknowledgement, covenant or other agreement made herein is untrue or incorrect in any respect as of the date when made, deemed made or required to be satisfied, as applicable.

SECTION 6. CONDITIONS TO EFFECTIVENESS OF THE FORBEARANCE

6.1 Forbearance Conditions. The effectiveness of the Forbearance as provided in Section 3.1 of this Agreement is subject to performance, satisfaction and occurrence of the following:

(a) Agent has received this Agreement, duly executed and delivered by Borrower, and

(b) Agent has received, for the benefit of the Lenders in accordance with their Pro Rata Shares of the Term Loan, a forbearance fee equal to One Hundred Fifty Thousand Dollars ($150,000.00), which fee is fully earned on the Forbearance Effective Date and, once paid, will be non-refundable for any reason whatsoever.

SECTION 7. PROVISIONS OF GENERAL APPLICATION

7.1 Effect of this Agreement. Except as and limited to the extent provided in this Agreement, no other changes or modifications to the Loan Agreement or any other Loan Document are intended or implied. In all respects the Loan Agreement and all other Loan Documents remain in full force and effect and are ratified, restated and confirmed by Borrower as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement control.

7.2 Expenses of Agent and Lenders. Borrower absolutely and unconditionally agrees to pay to Agent and each Lender, on demand by Agent or such Lender at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all fees, costs, expenses and disbursements of any counsel to Agent or such Lender in connection with the preparation, negotiation, execution or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby and expenses which at any time be incurred or sustained by Agent or such Lender or any participant of such Lender or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby and the Loan Documents. The foregoing sentence does not in any way limit or negate Borrower’s liability for all such fees, costs and expenses under the terms and conditions set forth in the Loan Agreement and other Loan Documents, all of which constitutes additional Obligations. This provision is in addition to, and is not intended to restrict, limit, modify or amend any provision relating to fees, costs and expenses incurred by Agent or any Lender as provided in the Loan Agreement or any other Loan Document or any obligation of Borrower relating thereto.

7.3 Incorporation by Reference. The terms and provisions of Sections 9.6 (No Waiver; Remedies Cumulative), 10 (Notices), 12.2 (Expenses; Indemnity; Damage Waiver), 12.9 (Confidentiality), and 12.7(a) (Amendments) of the Loan Agreement are incorporated herein by reference, and apply to this Agreement as if fully set forth herein. This Agreement constitutes a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.

7.4 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable consistent with the intent of this Agreement or to effectuate or implement the provisions and purposes of this Agreement.

7.5 Binding Effect. This Agreement is binding upon and inures to the benefit of each of the parties hereto and their respective successors and assigns.

7.6 No Novation. This Agreement is not a novation, nor is it to be construed as a release or modification of any of the terms, conditions, warranties, waivers, or rights in the Loan Agreement or any other Loan Document, except as specifically set forth herein.

7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement survives the execution and delivery of this Agreement and the other documents, and no investigation by Agent or any Lender or any closing affect the representations and warranties or the right of Agent or any Lender to rely upon them.

7.8 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable does not impair or invalidate the remainder of this Agreement.

7.9 Acknowledgment of Legal Counsel. Prior to executing this Agreement, Borrower consulted with and had the benefit of advice of legal counsel of its own selection and has relied upon the advice of such counsel, and in no part upon the representation of Agent or any Lender, or any counsel to Agent or any Lender concerning the legal effects of this Agreement or any provision hereof.

7.10 Governing Law; Venue; Judicial Reference. Section 11 (Choice of Law, Venue and Judicial Reference) of the Loan Agreement are incorporated herein by reference, and apply to this Agreement as if fully set forth herein.

7.11 Jury Trial Waiver. WITHOUT LIMITING ANY OTHER TERM IN THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS:

(a) TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

(b) BORROWER, AGENT AND EACH LENDER AGREE, ACKNOWLEDGE AND CONFIRM THAT THIS WAIVER IS MADE AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF A DEFAULT UNDER THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, but all such counterparts together constitute one and the same agreement.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

BORROWER:

HANSEN MEDICAL, INC.,
a Delaware corporation, as Borrower

By: /s/ Chris Lowe

Name: Title:	Chris Lowe Chief Financial Officer

AGENT:

WHITE OAK GLOBAL ADVISORS, LLC,

a Delaware limited liability company, as Agent

By: /s/ Barbara J. S. McKee

Name: Barbara J. S. McKee Title: Manager

LENDERS:

WHITE OAK GLOBAL ADVISORS, LLC,
a Delaware limited liability company, for itself
and as attorney-in-fact for all other Lenders as of
the Effective Date

By: /s/ Barbara J. S. McKee
Name: Barbara J. S. McKee
Title: Manager

SCHEDULE 1.1(w)

SPECIFIED EVENTS OF DEFAULT

LOAN DOCUMENT	COVENANT

Loan Agreement, Sections 6.1(c) and 8.2(b)	Compliance with Laws	Borrower has failed to timely file a Form 10-K statement with the SEC by April 15, 2016.

Loan Agreement, Sections 6.2(a)(i) and 8.2(a)	Annual Financial Statements
Borrower is unable to
provide audited
financial statements
for the Fiscal Year
ending 12/31/2015
with a report and
opinion from the
independent certified
public accountants
certifying such
financial statements
that is not subject
to any “going
concern” or like
qualification or
exception.

Loan Agreement, Sections 6.2(a)(iv) and 8.2(a)	Forecasts and Budgets	Borrower has failed to timely deliver to Lender financial projections for 2016.

Loan Agreement, Sections 6.10 and 8.2(a)	Minimum Liquidity Covenant	Borrower expects to fail to maintain minimum Liquidity during the Forbearance Period.

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, each a guarantor of the indebtedness of Hansen Medical, Inc., a Delaware corporation (“Borrower”) to White Oak Global Advisors, LLC, a Delaware limited liability company, as Agent (“Agent”), the Lenders party thereto (each, “Lender” and collectively, “Lenders”), pursuant to an Amended and Restated Unconditional Guaranty dated as of August 23, 2013 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Guaranty”), (i) acknowledges receipt of the foregoing Forbearance Agreement; (ii) consents to the terms and execution thereof; (iii) reaffirms all obligations to Agent and Lenders pursuant to the terms of the Guaranty; (iv) acknowledges that Agent and Lenders may amend, restate, extend, renew or otherwise modify the Loan Agreement and any indebtedness or agreement of Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of Borrower’s present and future indebtedness to Lender, and (v) agrees to be bound by the release and covenants set forth in Sections 2.1, 4.3 and 5.1 of the foregoing Forbearance Agreement.

HANSEN MEDICAL INTERNATIONAL, INC.,
a Delaware corporation

By: /s/ Chris Lowe

Name: Chris Lowe Title: Chief Financial Officer

AORTX, INC.,

a Delaware corporation

By: /s/ Chris Lowe

Name: Chris Lowe Title: Chief Financial Officer